Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER is made as of the 28th day of December, 2004

AMONG:

                  UNITED NETWORK MARKETING SERVICES, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 750 Third Avenue, New York, NY 10017

                  ("United")

AND:

                  KNOCKOUT ACQUISITION CORP., a corporation formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of United

                  ("Merger Sub")

AND:

                  THE KNOCKOUT GROUP, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 100 W. Whitehall Avenue, Northlake, IL 60164

                  ("Knockout")



WHEREAS:

A. Knockout is a Delaware corporation engaged in the business of selling household and automobile cleaning products that are based on a proprietary encapsulation technology;

B. United is a reporting company whose common stock is quoted on the OTC "Bulletin Board" under the symbol "UMKG" and which is presently engaged in the business of Internet sales through a corporation in which it owns a 50% interest;

C. The respective Boards of Directors of United, Knockout and Merger Sub deem it advisable and in the best interests of United, Knockout and Merger Sub that Merger Sub merge with and into Knockout (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware; and

D. Prior to the Merger, Knockout completed a four point six for one (4.6 for 1) forward split of its Common Stock; and it is intended that a financing by Knockout for two and one half million dollars ($2,500,000) of Series C Preferred Shares of Knockout be completed prior to the Merger; and

E. Immediately prior to the Merger, all Preferred Shares of Knockout will automatically convert into voting Common Stock of Knockout; and


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F. Pursuant to the terms of the Merger, each Common Share of Knockout will be exchanged for one fortieth of a Series A Preferred Share of United and, immediately following the Merger, a financing by United, which will then be controlled by the Knockout Shareholders, for up to $6 million of Series B Preferred Shares of United is expected to be completed;

G. Following the Merger, United plans to increase its authorized Common Shares from twenty million to one hundred million; will effect a reverse split of its Common Shares on a one for four basis; and each of its Series A and Series B Preferred Shares will automatically convert to United Common Shares on a forty for one basis immediately following the effectiveness of the amendment to United's Certificate of Incorporation increasing the authorized Common Shares and effecting the reverse stock split; and

H. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1      In this Agreement the following terms will have the following meanings:

         (a)      "ACCESSNEWAGE" has the meaning set forth in Section 3.1(b).

         (b) "ACQUISITION SHARES" means the seven hundred ninety four thousand seven hundred thirty four (794,734) United Series A Preferred Shares to be issued to the Knockout Shareholders at Closing pursuant to the terms of the Merger;

         (c) "AGREEMENT" means this agreement and plan of merger among United, Merger Sub and Knockout;

         (d)      "CERTIFICATE OF DESIGNATION" has the meaning set forth in
                  Section 3.1(h).

         (e) "CLOSING" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

         (f) "CLOSING DATE" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

         (g) "EFFECTIVE TIME" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware, which certificate shall provide that the Merger shall become effective upon such filing;

         (h) "KNOCKOUT ACCOUNTS PAYABLE AND LIABILITIES" means all accounts payable and liabilities of Knockout, due and owing or otherwise constituting a binding obligation of Knockout (other than a Knockout Material Contract) as of September 30, 2004 as set forth in Schedule "B" hereto;


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         (i)      "KNOCKOUT ACCOUNTS RECEIVABLE" means all accounts receivable and other debts owing to Knockout, as of September 30, 2004, as set forth in Schedule "C" hereto;

         (j) "KNOCKOUT ASSETS" means the undertaking and all the property and assets of the Knockout Business of every kind and description wheresoever situated including, without limitation, Knockout Equipment, Knockout Inventory, Knockout Cash, Knockout Intangible Assets and Knockout Goodwill, and all credit cards, charge cards and banking cards issued to Knockout;

         (k) "KNOCKOUT BANK ACCOUNTS" means all of the bank accounts, lock boxes and safety deposit boxes of Knockout or relating to the Knockout Business as set forth in Schedule "D" hereto;

         (l) "KNOCKOUT BUSINESS" means all aspects of the business conducted by Knockout and its Subsidiaries;

         (m) "KNOCKOUT CASH" means all cash on hand or on deposit to the credit of Knockout and its Subsidiaries on the Closing Date;

         (n) "KNOCKOUT COMMON SHARES" means all of the issued and outstanding shares of Knockout's Common Stock, $.01 par value;

         (o) "KNOCKOUT DEBT TO RELATED PARTIES" means the debts owed by Knockout and its Subsidiaries to any of the Knockout shareholders or to any family member thereof, or to any affiliate, director or officer of Knockout or any of the Knockout Shareholders as described in Schedule "E";

         (p) "KNOCKOUT EQUIPMENT" means all machinery, equipment, furniture, and furnishings used in the Knockout Business, including, without limitation, the items more particularly described in Schedule "F" hereto;

         (q) "KNOCKOUT FINANCIAL STATEMENTS" means collectively, the unaudited consolidated financial statements of Knockout for the nine-month period from inception through September 30, 2004, true copies of which are attached as Schedule "A" hereto;

         (r) "KNOCKOUT GOODWILL" means the goodwill of the Knockout Business together with the exclusive right of United to represent itself as carrying on the Knockout Business in succession of Knockout subject to the terms hereof, and the right to use any words indicating that the Knockout Business is so carried on including the right to use the name "Knockout" or any variation thereof as part of the name of or in connection with the Knockout Business or any part thereof carried on or to be carried on by Knockout, the right to all corporate, operating and trade names associated with the Knockout Business, or any variations of such names as part of or in connection with the Knockout Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Knockout Business, all necessary licenses and authorizations and any other rights used in connection with the Knockout Business;


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         (s)      "KNOCKOUT INSURANCE POLICIES" means the public liability
                  insurance and insurance against loss or damage to Knockout Assets and the Knockout Business as described in Schedule "G" hereto;

         (t) "KNOCKOUT INTANGIBLE ASSETS" means all of the intangible assets of Knockout, including, without limitation, Knockout Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Knockout and its Subsidiaries;

         (u) "KNOCKOUT INVENTORY" means all inventory and supplies of the Knockout Business as of September 30, 2004 as set forth in Schedule "H" hereto;

         (v) "KNOCKOUT MATERIAL CONTRACTS" means the burden and benefit of and the right, title and interest of Knockout in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Knockout is entitled in connection with the Knockout Business whereunder Knockout is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "I" hereto;

         (w) "KNOCKOUT PREFERRED SHARES" means all of the issued and outstanding shares of Knockout's Preferred Stock, including the Series A Preferred $.01 par value ("KNOCKOUT SERIES A PREFERRED SHARES"), the Series B Preferred, $.01 par value ("KNOCKOUT SERIES B PREFERRED SHARES") and the Series C Preferred, $.01 par value ("KNOCKOUT SERIES C PREFERRED SHARES");

         (x) "KNOCKOUT SHARES" means all of the issued and outstanding shares of Knockout's equity stock, consisting of the Knockout Common Shares and the Knockout Preferred Shares;

         (y) "KNOCKOUT SHAREHOLDERS" means the holders of Knockout Shares as of the date of this Agreement, whose names and respective share holdings as of the date hereof are listed in Schedule "J" hereto;

         (z) "MERGER" means the merger, at the Effective Time, of Knockout and Merger Sub pursuant to this Agreement and Plan of Merger;

         (aa)     "MERGER CONSIDERATION" means the Acquisition Shares;

         (bb)     "NEW CONVERTIBLE NOTES" has the meaning set forth in Section
                  4.1(f).

         (cc)     "NEW OPTIONS" has the meaning set forth in Section 4.1(e).

         (dd)     "NEW WARRANTS" has the meaning set forth in Section 4.1(e).

         (ee) "PLACE OF CLOSING" means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as United and Knockout may mutually agree upon;

         (ff)     "SEC" has the meaning set forth in Section 3.1(d).

         (gg) "STATE CORPORATION LAW" means the General Corporation Law of the State of Delaware;


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         (hh)     "SUBSIDIARY" for purposes of this Agreement includes
                  AccessNewAge, whenever this Agreement refers to a Subsidiary of United;

         (ii) "SURVIVING COMPANY" means Knockout following the merger with Merger Sub;

         (jj) "UNITED ACCOUNTS PAYABLE AND LIABILITIES" means all accounts payable and liabilities of United, on a consolidated basis, due and owing or otherwise constituting a binding obligation of United as of September 30, 2004 as set forth on Schedule "M" hereto;

         (kk) UNITED ACCOUNTS RECEIVABLE" means all accounts receivable and other debts owing to United on a consolidated basis, as of September 30, 2004 as set forth in Schedule "N" hereto;

         (ll) "UNITED ASSETS" means the undertaking and all the property and assets of the United Business of every kind and description wheresoever situated including, without limitation, United Equipment, United Inventory, United Material Contracts, United Accounts Receivable, United Cash, United Intangible Assets and United Goodwill, and all credit cards, charge cards and banking cards issued to United;

         (mm) "UNITED BANK ACCOUNTS" means all of the bank accounts, lock boxes and safety deposit boxes of United and its Subsidiaries or relating to the United Business as set forth in Schedule "O" hereto;

         (nn) "UNITED BUSINESS" means all aspects of any business conducted by United and its Subsidiaries;

         (oo) "UNITED CASH" means all cash on hand or on deposit to the credit of United and its Subsidiaries on the Closing Date;

         (pp) "UNITED COMMON SHARES" means the shares of Common Stock, par value $.001 per share, in the capital of United;

         (qq) "UNITED DEBT TO RELATED PARTIES" means the debts owed by United and its Subsidiaries to any affiliate, director or officer of United as described in Schedule "P" hereto;

         (rr) "UNITED EQUIPMENT" means all machinery, equipment, furniture, and furnishings used in the United Business, including, without limitation, the items more particularly described in Schedule "Q" hereto;

         (ss) "UNITED FINANCIAL STATEMENTS" means, collectively, the audited financial statements of United for the fiscal year ended December 31, 2003, together with the auditors' report thereon, and the unaudited consolidated financial statements of United for the nine month period ended September 30,2004, true copies of which are attached as Schedule "L" hereto;

         (tt) "UNITED GOODWILL" means the goodwill of the United Business including the right to all corporate, operating and trade names associated with the United Business, or any variations of such names as part of or in connection with the United Business, all books and records and other information relating to the United Business, all necessary licenses and authorizations and any other rights used in connection with the United Business;


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         (uu)     "UNITED INSURANCE POLICIES" means the public liability
                  insurance and insurance against loss or damage to the United Assets and the United Business as described in Schedule "R" hereto;

         (vv) "UNITED INTANGIBLE ASSETS" means all of the intangible assets of United and its Subsidiaries, including, without limitation, United Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of United and its Subsidiaries;

         (ww) "UNITED INVENTORY" means all inventory and supplies of the United Business as of September 30, 2004, as set forth in Schedule "S" hereto;

         (xx) "UNITED MATERIAL CONTRACTS" means the burden and benefit of and the right, title and interest of United and its Subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which United or its Subsidiaries are entitled whereunder United or its Subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "T" hereto;

         (yy) "UNITED PREFERRED SHARES" means the shares of convertible preferred stock in the capital of United, consisting of Series A Preferred, par value $.001 per share ("UNITED SERIES A PREFERRED Shares"), and Series B Preferred, par value $.001 per share ("UNITED SERIES B PREFERRED SHARES");

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

CAPTIONS AND SECTION NUMBERS

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

SECTION REFERENCES AND SCHEDULES

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Knockout

         Schedule "A"    Knockout Financial Statements
         Schedule "B"    Knockout Accounts Payable and Liabilities
         Schedule "C"    Knockout Accounts Receivable
         Schedule "D"    Knockout Bank Accounts
         Schedule "E"    Knockout Debts to Related Parties
         Schedule "F"    Knockout Equipment
         Schedule "G"    Knockout Insurance Policies

         Schedule "H"    Knockout Inventory
         Schedule  "I"   Knockout Material Contracts
         Schedule  "J"   Knockout Shareholders
         Schedule  "K"   Knockout Options and Warrants

Information concerning United

  Schedule "L" United Financial Statements
  Schedule "M" United Accounts Payable and Liabilities
  Schedule "N" United Accounts Receivable
  Schedule "O" United Bank Accounts
  Schedule "P" United Debts to Related Parties
  Schedule "Q" United Equipment
  Schedule "R" United Insurance Policies
  Schedule "S" United Inventory
  Schedule "T" United Material Contracts
  Schedule "U" United Certificate of Designation of Series A Preferred Shares Schedule "V" United Certificate of Designation of Series B Preferred Shares Schedule "W" United Options, Warrants or Preemptive Rights
  Schedule "X" United Common Stock to be Registered


Agreement Relating to Payment of Expenses

         Schedule "Y" Agreement Relating to Payment of Expenses

SEVERABILITY OF CLAUSES

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                   THE MERGER

THE MERGER

2.1 At Closing, Merger Sub shall be merged with and into Knockout pursuant to this Agreement and Plan of Merger, and the separate corporate existence of Merger Sub shall cease, and Knockout, as it exists from and after the Closing, shall be the Surviving Company.

EFFECT OF THE MERGER

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Knockout or Merger Sub, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Knockout and Merger Sub, as a group, and (ii) all debts, liabilities, duties and obligations of Knockout and Merger Sub, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Knockout and Merger Sub, as a group, and neither the rights of creditors nor any liens upon the property of Knockout or Merger Sub, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of Knockout until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of Knockout as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of Knockout at the Effective Time shall continue to be the Directors of the Surviving Company.

EXCHANGE OF SECURITIES

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Knockout Shareholders, the shares of capital stock of each of Knockout and Merger Sub shall be exchanged as follows:

         (a) Capital Stock of Merger Sub. Each issued and outstanding share of Merger Sub's capital stock shall continue to be issued and outstanding and shall be exchanged for one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

         (b) Exchange of Knockout Shares. At the Effective Time, each Knockout Common Share that is then issued and outstanding shall automatically be cancelled and extinguished and exchanged, without any action on the part of the holder thereof, for the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Knockout Common Shares divided by forty (40), so that forty (40) Common Shares of Knockout shall become one United Series A Preferred Share. Fractional Acquisition Shares shall be issued to the nearest one thousandth of a share so that each full Knockout Common Share will equal twenty-five one thousandths (.025) of an Acquisition Share. All such Knockout Shares, when so exchanged, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

ADHERENCE WITH APPLICABLE SECURITIES LAWS

2.5 Knockout agrees on behalf of its shareholders that each Acquisition Share shall bear a legend stating that the holder thereof agrees as a condition of acquiring such shares that he is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

         (a)      the sale is to United;

         (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

         (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to United an opinion of counsel to that effect or such other written opinion as may be reasonably required by United.

         United acknowledges that the certificates representing the Acquisition Shares shall bear the following legend:

                  NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF UNITED

REPRESENTATIONS AND WARRANTIES

3.1 United represents and warrants in all material respects to Knockout, with the intent that Knockout will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

UNITED - CORPORATE STATUS AND CAPACITY

         (a) Incorporation. United is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

         (b) Carrying on Business. United does not currently conduct business, except for (i) the actual operations of the corporation and (ii) its ownership of a fifty percent interest in AccessNewAge Corporation ("ACCESSNEWAGE") which owns and operates an Internet website. United does not carry on any other material business activity in any jurisdictions other than as described in the immediately preceding sentence. The nature of the United Business does not require United to register or otherwise be qualified to carry on business in any jurisdictions other than Delaware;

         (c) Corporate Capacity. United has the corporate power, capacity and authority to own the United Assets and to enter into and complete this Agreement;


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         (d)      Reporting Status; Listing. United is required to file current reports with the Securities and Exchange Commission ("SEC") pursuant to section 12(g) of the Securities Exchange Act of 1934, the United Common Shares are quoted on the OTC "Bulletin Board", and all reports required to be filed by United with the SEC or the OTC Bulletin Board have been timely filed. United has no outstanding comment letters from the SEC or the OTC Bulletin Board;

MERGER SUB - CORPORATE STATUS AND CAPACITY

         (e) Incorporation. Merger Sub is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

         (f) Carrying on Business. Other than corporate formation and organization, Merger Sub has not carried on business activities to date.

         (g) Corporate Capacity. Merger Sub has the corporate power, capacity and authority to enter into and complete this Agreement;

UNITED - CAPITALIZATION

         (h) Authorized Capital. The authorized capital of United consists of twenty million (20,000,000) United Common Shares and one million (1,000,000) United Preferred Shares, of which eight million one hundred sixty-five thousand seven hundred forty seven (8,165,747) United Common Shares are presently issued and outstanding, and zero shares of Preferred Stock are presently issued and outstanding. The authorized Preferred Stock consists of eight hundred sixty-five thousand (865,000) Series A Preferred Shares and one hundred thirty five thousand (135,000) Series B Preferred Shares. The Certificates of the Powers, Designations, Preferences and Rights ("CERTIFICATE OF DESIGNATION") of the Series A and Series B Preferred Shares are set forth as Schedules U and V hereto and have been duly filed with the Secretary of State of the State of Delaware. -

         (i) United Shares Issued and Outstanding after Closing. The issued and outstanding share capital of United will after Closing consist of eight million nine hundred eighty-two thousand three hundred twenty-two (8,982,322) Common Shares, seven hundred ninety four thousand seven hundred thirty-four (794,734) Series A Preferred Shares and one hundred twenty seven thousand nine hundred fifty (127,950) Series B Preferred Shares, which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Series A and Series B Preferred Shares will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

         (j) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of United Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of United.

         (k) Capacity. United has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

MERGER SUB CAPITALIZATION

         (l) Authorized Capital. The authorized capital of Merger Sub consists of 200 shares of common stock, $0.01 par value, of which one share of common stock is presently issued and outstanding;

         (m) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement Merger Sub or for the purchase, subscription or issuance of any of the unissued shares in the capital of Merger Sub;

         (n) Capacity. Merger Sub has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

UNITED - RECORDS AND FINANCIAL STATEMENTS

         (o) Charter Documents. The charter documents of United and Merger Sub have not been altered since the incorporation of each, respectively, except as filed in the record books of United or Merger Sub, as the case may be;

         (p) Corporate Minute Books. The corporate minute books of United and its Subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by United and its Subsidiaries which required director or shareholder approval are reflected on the corporate minute books of United and its Subsidiaries. United and its Subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

         (q) United Financial Statements. The United Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of United, as of the respective dates thereof, and the sales and earnings of the United Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

         (r) United Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of United or its Subsidiaries which are not disclosed in Schedule "M" hereto or reflected in the United Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the United Financial Statements, and neither United nor its Subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of United and its Subsidiaries as of the date hereof are described in Schedule "M" hereto;

         (s) United Accounts Receivable. All the United Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of United, any claim by the obligor for set-off or counterclaim;

         (t) United Bank Accounts. All of the United Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "O" hereto;

         (u) No Debt to Related Parties. Except as disclosed in Schedule "P" hereto, neither United nor its Subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of United except accounts payable on account of bona fide business transactions of United incurred in normal course of the United Business, including employment agreements, none of which are more than 30 days in arrears;

         (v) No Related Party Debt to United. No director or officer or affiliate of United is now indebted to or under any financial obligation to United or its Subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

         (w) No Dividends. No dividends or other distributions on any shares in the capital of United have been made, declared or authorized since the date of United Financial Statements;

         (x) No Payments. No payments of any kind have been made or authorized since the date of the United Financial Statements to or on behalf of officers, directors, shareholders or employees of United or its Subsidiaries or under any management agreements with United or its Subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

         (y) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting United or its Subsidiaries;

         (z)      No Adverse Events. Since the date of the United Financial
                  Statements

                  (i) there has not been any material adverse change in the financial position or condition of United, its Subsidiaries, its liabilities or the United Assets or any damage, loss or other change in circumstances materially affecting United, the United Business or the United Assets or United' right to carry on the United Business, other than changes in the ordinary course of business,

                  (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting United, its Subsidiaries, the United Business or the United Assets,

                  (iii) there has not been any material increase in the compensation payable or to become payable by United to any of United's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

                  (iv) the United Business has been and continues to be carried on in the ordinary course,

                  (v) United has not waived or surrendered any right of material value,

                  (vi) Neither United nor its Subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

                  (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

UNITED - INCOME TAX MATTERS

         (aa) Tax Returns. All tax returns and reports of United and its Subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by United and its Subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

         (bb) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by United or its Subsidiaries. United is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

UNITED - APPLICABLE LAWS AND LEGAL MATTERS

         (cc) Licenses. United and its Subsidiaries hold all licenses and permits as may be requisite for carrying on the United Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the United Business;

         (dd) Applicable Laws. Neither United nor its Subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the United Business, and to United' knowledge, neither United nor its Subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the United Business;

         (ee) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to United, its Subsidiaries, the United Business, or any of the United Assets nor does United have any knowledge of any deliberate act or omission of United or its Subsidiaries that would form any material basis for any such action or proceeding;

         (ff) No Bankruptcy. Neither United nor its Subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against United or its Subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of United or its Subsidiaries;

         (gg) Labor Matters. Neither United nor its Subsidiaries are party to any collective agreement relating to the United Business with any labor union or other association of employees and no part of the United Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of United, has made any attempt in that regard;

         (hh) Finder's Fees. Neither United nor its Subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

EXECUTION AND PERFORMANCE OF AGREEMENT

         (ii) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of United and Merger Sub.

         (jj) No Violation or Breach. The execution and performance of this Agreement will not:

                  (i) violate the charter documents of United or Merger Sub or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which United or its Subsidiaries are party,

                  (ii) give any person any right to terminate or cancel any agreement including, without limitation, the United Material Contracts, or any right or rights enjoyed by United or its Subsidiaries,

                  (iii) result in any alteration of United' or its Subsidiaries' obligations under any agreement to which United or its Subsidiaries are party including, without limitation, the United Material Contracts,

                  (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the United Assets,

                  (v) result in the imposition of any tax liability to United or its Subsidiaries relating to the United Assets, or

                  (vi) violate any court order or decree to which either United or its Subsidiaries are subject;

THE UNITED ASSETS - OWNERSHIP AND CONDITION

         (kk) Business Assets. The United Assets comprise all of the property and assets of the United Business, and no other person, firm or corporation owns any assets used by United or its Subsidiaries in operating the United Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "Q" or "T" hereto;

         (ll) Title. United or its Subsidiaries are the legal and beneficial owner of the United Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "Q" or "T" hereto;

         (mm) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the United Assets;

         (nn) United Insurance Policies. United and its Subsidiaries maintain the public liability insurance and insurance against loss or damage to the United Assets and the United Business as described in Schedule "R" hereto;

         (oo) United Material Contracts. The United Material Contracts listed in Schedule "T" constitute all of the material contracts of United and its Subsidiaries;

         (pp) No Default. There has not been any default in any material obligation of United or any other party to be performed under any of the United Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "T" hereto), and United is not aware of any default in the obligations of any other party to any of the United Material Contracts;

         (qq) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of United or its Subsidiaries. Neither United nor its Subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

UNITED ASSETS - UNITED EQUIPMENT

         (rr) United Equipment. The United Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

UNITED ASSETS - UNITED GOODWILL AND OTHER ASSETS

         (ss) United Goodwill. United and its Subsidiaries does not carry on the United Business under any other business or trade names. United does not have any knowledge of any infringement by United or its Subsidiaries of any patent, trademarks, copyright or trade secret;

THE UNITED BUSINESS

         (tt) Maintenance of Business. Since the date of the United Financial Statements, United and its Subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

         (uu) Ownership of Subsidiaries. Except for Merger Sub and a fifty percent interest in AccessNewAge, United does not own any Subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm. AccessNewAge is the only Subsidiary of United, and all representations and warranties made by United with respect to AccessNewAge in this Agreement are deemed to be qualified by material adverse effect on the United Business, so that if a representation and warranty as to AccessNewAge is untrue, United shall not be deemed to have breached its obligations under this Agreement if the breach of such representation and warranty does not have a material adverse effect on the United Business;

UNITED - ACQUISITION SHARES

         (vv) Acquisition Shares. The Acquisition Shares when delivered to the holders of Knockout Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of United, in all cases subject to the provisions and restrictions of all applicable securities laws.

NON-MERGER AND SURVIVAL

3.2 The representations and warranties of United contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Knockout, the representations and warranties of United shall not survive the Closing.

                                    ARTICLE 4
                               COVENANTS OF UNITED

COVENANTS

4.1      United covenants and agrees with Knockout that it will:

         (a) Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

         (b) Preservation of Business. Until the Closing, use its best efforts to preserve the United Business and the United Assets and, without limitation, preserve for Knockout United's and its Subsidiaries' relationships with any third party having business relations with them;

         (c) Access. Until the Closing, give Knockout and its representatives full access to all of the properties, books, contracts, commitments and records of United, and furnish to Knockout and its representatives all such information as they may reasonably request;

         (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the United Assets notwithstanding the change in control of Knockout arising from the Merger; and

         (e) Options and Warrants. Effective as of the Closing, assume all outstanding options and warrants to purchase Knockout Shares which have not then been exercised so that all then outstanding options and warrants which give the holder thereof a right to purchase Knockout Common Shares will be exchanged for options to purchase United Series A Preferred Shares in the case of options ("NEW OPTIONS") and warrants to purchase United Series A Preferred Shares in the case of warrants ("NEW WARRANTS"), based on the conversion ratio applicable to the Merger, so that each option or warrant to purchase one share of Knockout Common Stock will become an option or warrant to purchase one fortieth of a United Series A Preferred Share; and the option or warrant price for each United Series A Preferred Share will become 40 times the strike price of such Knockout option or warrant; and the options and warrants shall otherwise be subject to all of the same terms and conditions as the outstanding options and warrants were subject to with respect to Knockout. For example, a holder of an unexercised option or warrant to purchase one hundred shares of Knockout at $1 per share will have the right as of the Closing to purchase two and one half United Series A Preferred Shares at $40 per share. Each such New Option or New Warrant shall automatically become an option or warrant to purchase United Common Shares upon the close of the 75-day period referred to in Section 10(e) hereof so that, upon the close of such period, an option or warrant to purchase one United Series A Preferred Share shall become an option or warrant to purchase forty United Common Shares and the strike price for each New Option or Warrant to purchase one United Common Share shall equal one fortieth of the strike price for each such New Option or New Warrant immediately prior to the close of such 75-day period.

         (f) Convertible Notes. Effective as of the Closing, assume the conversion obligation, but not the debt obligation, under all convertible notes of Knockout which give the holder the right to convert such debt to Knockout Common Shares and which have not then been converted, so that all then outstanding convertible notes of Knockout will be exchanged for new convertible notes of Knockout ("NEW CONVERTIBLE NOTES") which give the holder thereof the right to convert such notes to United Series A Preferred Shares based on the conversion ratio applicable to the Merger, so that each such convertible note giving the holder the right to convert to one share of Knockout Common Stock shall become a right to convert to one fortieth of a United Series A Preferred Share; and the conversion price for each United Series A Preferred Share under such New Convertible Notes will become 40 times the strike price of such convertible note; and the convertible notes shall otherwise be subject to all of the same terms and conditions as the outstanding convertible notes were subject to prior to the Merger. For example, a holder of an unexercised note convertible to one hundred shares of Knockout at $1 per share will have the right as of the Closing to convert such note to two and one half United Series A Preferred Shares at $40 per share. Each such New Convertible Note shall automatically become a convertible note to purchase United Common Stock upon the close of the 75-day period referred to in Section 10(e) hereof so that upon the close of such period a New Convertible Note giving the holder the right to convert to one United Series A Preferred Share shall become a convertible note giving the holder the right to convert to forty United Common Shares and the strike price for each New Convertible Note to convert to one United Common Share shall equal one fortieth of the strike price for each such New Convertible Note immediately prior to the close of such 75-day period.

         (g) Filings and Applications. Cooperate fully with Knockout in furnishing any necessary information required in connection with the preparation, distribution and filing of any filings, applications and notices which may be required by federal, state and local governmental or regulatory agencies

AUTHORIZATION

4.2 United hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting United and its Subsidiaries to release any and all information in their possession respecting United and its Subsidiaries to Knockout. United shall promptly execute and deliver to Knockout any and all consents to the release of information and specific authorizations which Knockout reasonably requires to gain access to any and all such information.

SURVIVAL

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of Knockout.


                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                                    KNOCKOUT

REPRESENTATIONS AND WARRANTIES

5.1 Knockout represents and warrants in all material respects to United, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

KNOCKOUT - CORPORATE STATUS AND CAPACITY

         (a) Incorporation. Knockout is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

         (b) Carrying on Business. Knockout carries on business primarily in the State of Illinois and does not carry on any material business activity in any other jurisdiction. Knockout has an office in Northlake, IL and in no other locations. Knockout is duly authorized to carry on such business in Illinois and is in good standing with the office of the Secretary of State for the State of Illinois. The nature of the Knockout Business does not require Knockout to register or otherwise be qualified to carry on business in any other jurisdiction;

         (c) Corporate Capacity. Knockout has the corporate power, capacity and authority to own Knockout Assets, to carry on the Business of Knockout and to enter into and complete this Agreement;

KNOCKOUT - CAPITALIZATION

         (d) Authorized Capital. The authorized capital of Knockout consists of two hundred fifty million (250,000,000) Common Shares consisting of: (v) two hundred forty eight million five hundred thousand (248,500,000) voting Common Shares, $.01 par value per share, (w) one million five hundred thousand (1,500,000) non-voting Common Shares, $.01 par value per share, (x) one million four hundred thirty thousand (1,430,000) Series A Preferred Shares, (y) two hundred thirty thousand (230,000) Series B Preferred Shares and (z) twenty-five (25,000) Series C Preferred Shares;

         (e) No Option. Except as set forth on Schedule "K," no person, firm or corporation has any agreement, option, warrant, convertible note, preemptive right or any other right capable of becoming an agreement or option for the acquisition of Knockout Shares held by the Knockout shareholder or for the purchase, subscription or issuance of any of the unissued shares in the capital of Knockout;

         (f) No Restrictions. There are no restrictions on the transfer, sale or other disposition of Knockout Shares contained in the charter documents of Knockout or under any agreement;

KNOCKOUT - RECORDS AND FINANCIAL STATEMENTS

         (g) Charter Documents. The charter documents of Knockout have not been altered since its incorporation date, except as filed in the record books of Knockout;

         (h) Corporate Minute Books. The corporate minute books of Knockout are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Knockout which required director or shareholder approval are reflected on the corporate minute books of Knockout. Knockout is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

         (i) Knockout Financial Statements. The Knockout Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Knockout, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the Knockout Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

         (j) Knockout Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Knockout which are not disclosed in Schedule "B" hereto or reflected in the Knockout Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Knockout Financial Statements, and Knockout has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Knockout as of September 30, 2004 are described in Schedule "B" hereto;

         (k) Knockout Accounts Receivable. All Knockout Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Knockout, any claim by the obligor for set-off or counterclaim;

         (l) Knockout Bank Accounts. All of the Knockout Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "D" hereto;

         (m) No Debt to Related Parties. Except as disclosed in Schedule "E" hereto, Knockout is not, and on Closing will not be, materially indebted to any Knockout Shareholder nor to any family member thereof, nor to any affiliate, director or officer of Knockout except accounts payable on account of bona fide business transactions of Knockout incurred in normal course of Knockout Business, none of which are more than 30 days in arrears;

         (n) No Related Party Debt to Knockout. No director, officer or affiliate of Knockout are now indebted to or under any financial obligation to Knockout on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

         (o) No Dividends. No dividends or other distributions on any shares in the capital of Knockout have been made, declared or authorized since the date of the Knockout Financial Statements;

         (p) No Payments. Except as disclosed in Schedule "E," no payments of any kind are contemplated at the Closing of the Merger other than the Merger consideration as described in Exhibit A and no payments of any kind have been made or authorized since the date of the Knockout Financial Statements to or on behalf of officers, directors, shareholders or employees of Knockout or under any management agreements with Knockout, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

         (q) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Knockout;

         (r)      No Adverse Events. Since the date of the Knockout Financial
                  Statements:

         (i) there has not been any material adverse change in the consolidated financial position or condition of Knockout, its liabilities or the Knockout Assets or any damage, loss or other change in circumstances materially affecting Knockout, the Knockout Business or the Knockout Assets or Knockout's right to carry on the Knockout Business, other than changes in the ordinary course of business,

         (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Knockout, the Knockout Business or the Knockout Assets,

         (iii) except as disclosed in Schedule "E," there has not been any material increase in the compensation payable or to become payable by Knockout to any of Knockout's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

         (iv) the Knockout Business has been and continues to be carried on in the ordinary course,

         (v) Knockout has not waived or surrendered any right of material value,

         (vi) Knockout has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

         (vii) no capital expenditures in excess of $100,000 individually or $300,000 in total have been authorized or made;

KNOCKOUT - INCOME TAX MATTERS

         (s) Tax Returns. All tax returns and reports of Knockout required by law to be filed have been filed and are true, complete and correct in all material respects, and any taxes payable in accordance with any return filed by Knockout or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid; notwithstanding the foregoing, Knockout has not filed, and has not been required to file, any income tax returns with respect to its own income;

         (t) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Knockout. Knockout is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

KNOCKOUT - APPLICABLE LAWS AND LEGAL MATTERS

         (u) Licenses. Knockout holds all licenses and permits as may be requisite for carrying on the Knockout Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Knockout Business;

         (v) Applicable Laws. Knockout has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Knockout Business, and, to Knockout's knowledge, Knockout is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Knockout Business;

         (w) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Knockout, the Knockout Business, or any of the Knockout Assets, nor does Knockout have any knowledge of any deliberate act or omission of Knockout that would form any material basis for any such action or proceeding;

         (x) No Bankruptcy. Knockout has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Knockout and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Knockout;

         (y) Labor Matters. Knockout is not a party to any collective agreement relating to the Knockout Business with any labor union or other association of employees and no part of the Knockout Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Knockout, has made any attempt in that regard and Knockout has no reason to believe that any current employees will leave Knockout's employ as a result of this Merger.

         (z) Finder's Fees. Knockout is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein, except for an agreement providing for fees payable to Duncan Capital;

EXECUTION AND PERFORMANCE OF AGREEMENT

         (aa) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Knockout;

         (bb) No Violation or Breach. The execution and performance of this Agreement will not

                  (i) violate the charter documents of Knockout or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Knockout is a party,

                  (ii) give any person any right to terminate or cancel any agreement including, without limitation, Knockout Material Contracts, or any right or rights enjoyed by Knockout,

                  (iii) result in any alteration of Knockout's obligations under any agreement to which Knockout is a party including, without limitation, the Knockout Material Contracts,

                  (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Knockout Assets,

                  (v) result in the imposition of any tax liability to Knockout relating to Knockout Assets or the Knockout Shares, or

                  (vi) violate any court order or decree to which either Knockout is subject;

KNOCKOUT ASSETS - OWNERSHIP AND CONDITION

         (cc) Business Assets. The Knockout Assets comprise all of the property and assets of the Knockout Business, and no other person, firm or corporation owns any assets used by Knockout in operating the Knockout Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "F" or "I" hereto;

         (dd) Title. Knockout is the legal and beneficial owner of the Knockout Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "F" or "I" hereto;

         (ee) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Knockout Assets;

         (ff) Knockout Insurance Policies. Knockout maintains the public liability insurance and insurance against loss or damage to the Knockout Assets and the Knockout Business as described in Schedule "G" hereto;

         (gg) Knockout Material Contracts. The Knockout Material Contracts listed in Schedule "I" constitute all of the material contracts of Knockout;

         (hh) No Default. There has not been any default in any material obligation of Knockout or any other party to be performed under any of Knockout Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "I"), and Knockout is not aware of any default in the obligations of any other party to any of the Knockout Material Contracts;

         (ii) No Compensation on Termination. Except as disclosed in Schedule "E," there are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Knockout. Knockout is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

KNOCKOUT ASSETS - KNOCKOUT EQUIPMENT

         (jj) Knockout Equipment. The Knockout Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

KNOCKOUT ASSETS - KNOCKOUT GOODWILL AND OTHER ASSETS

         (kk) Knockout Goodwill. Knockout carries on the Knockout Business only under the name "Knockout Holdings, Inc." and variations thereof and under no other business or trade names. Knockout does not have any knowledge of any infringement by Knockout of any patent, trademark, copyright or trade secret;

THE BUSINESS OF KNOCKOUT

         (ll) Maintenance of Business. Since the date of the Knockout Financial Statements, the Knockout Business has been carried on in the ordinary course and Knockout has not entered into any material agreement or commitment except in the ordinary course; and

         (mm) Subsidiaries. Knockout does not own any Subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

NON-MERGER AND SURVIVAL

5.2 The representations and warranties of Knockout contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by United, the representations and warranties of Knockout shall not survive the Closing.

                                    ARTICLE 6
                              COVENANTS OF KNOCKOUT

COVENANTS

6.1 Knockout covenants and agrees with United that it will:

         (a) Conduct of Business. Until the Closing, conduct the Knockout Business diligently and in the ordinary course consistent with the manner in which the Knockout Business generally has been operated up to the date of execution of this Agreement;

         (b) Preservation of Business. Until the Closing, use their best efforts to preserve the Knockout Business and the Knockout Assets and, without limitation, preserve for United Knockout's relationships with their suppliers, customers and others having business relations with them;

         (c) Access. Until the Closing, give United and its representatives full access to all of the properties, books, contracts, commitments and records of Knockout relating to Knockout, the Knockout Business and the Knockout Assets, and furnish to United and its representatives all such information as they may reasonably request;

         (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Knockout Assets, including the Knockout Material Contracts, notwithstanding the change in control of Knockout arising from the Merger;

         (e) Conversion of Knockout Preferred Shares to Knockout Common Shares. Immediately prior to the Merger, cause each Knockout Preferred Share to be automatically converted into Knockout Common Shares as follows: each Knockout Series A Preferred Share shall be converted into one Knockout Common Shares; each Knockout Series B Preferred Share shall be converted into one Knockout Common Shares and each Knockout Series C Preferred Share shall be converted into one hundred Knockout Common Shares.

         (f) Options, Warrants and Convertible Notes. Immediately prior to the Merger, cause all outstanding options and warrants to purchase Knockout Shares which are not then currently exercisable to become currently exercisable in full up to the time immediately prior to the Closing, at which time such options and warrants, to the extent not exercised, will become options and warrants to purchase United Shares pursuant to the provisions of Section 4.1(e) hereof. Immediately prior to the Merger, cause all outstanding convertible notes convertible into Knockout Shares which are not then currently convertible to become currently convertible in full up to the time immediately prior to the Closing, at which time such convertible notes, to the extent not converted, will become convertible to United Shares pursuant to the provisions of
                  Section 4.1(f) hereof. Prior to the Closing, Knockout will not issue any Shares or any options, rights, warrants or other derivative securities for the purchase of the Knockout Common Shares or Preferred Shares, other than the Series C Preferred Shares placement as contemplated by this Agreement.

         (g) Audited Financial Statements. Immediately upon execution of this Agreement, cause to be prepared audited financial statements of Knockout in compliance with the requirements of Regulation SB as promulgated by the SEC, such audited financial statements to be provided no later than 75 days after the Closing Date; and

         (h) Name Change. Forthwith after the Closing, take such steps as are required to change the name of United to "Knockout Holdings, Inc." or such similar name as may be acceptable to the board of directors of United.

         (i) Filings and Applications. Cooperate fully with United in furnishing any necessary information required in connection with the preparation, distribution and filing of any filings, applications and notices which may be required by federal, state and local governmental or regulatory agencies.

AUTHORIZATION

6.2 Knockout hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Knockout to release any and all information in their possession respecting Knockout to United. Knockout shall promptly execute and deliver to United any and all consents to the release of information and specific authorizations which United reasonably require to gain access to any and all such information.

SURVIVAL

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of United.


                                    ARTICLE 7
                              CONDITIONS PRECEDENT

CONDITIONS PRECEDENT IN FAVOR OF UNITED

7.1 United's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

         (a) all documents or copies of documents required to be executed and delivered to United hereunder will have been so executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Knockout at or prior to the Closing will have been complied with or performed;

         (c) United shall have completed its review and inspection of the books and records of Knockout and shall be satisfied with same in all material respects;

         (d) title to the Knockout Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

         (e) the Certificate of Merger shall be executed by Knockout in form acceptable for filing with the Delaware Secretary of State;

         (f)      subject to Article 8 hereof, there will not have occurred

                  (i) any material adverse change in the financial position or condition of Knockout, its liabilities or the Knockout Assets or any damage, loss or other change in circumstances materially and adversely affecting the Knockout Business or the Knockout Assets or Knockout's right to carry on the Knockout Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

                  (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Knockout or the Knockout Business (whether or not covered by insurance) materially and adversely affecting Knockout, the Knockout Business or the Knockout Assets;

         (g) immediately prior to the Merger, each Knockout Preferred Share shall be automatically converted into Knockout Common Shares pursuant to the respective Certificates of Designation governing such Preferred Shares;

         (h) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

         (i) the closing of a private placement by Knockout of not less than twenty-five thousand (25,000) Series C Preferred Shares at a price of one hundred dollars ($100) per share;

         (j) all information provided by Knockout to United shall be true, complete and correct in all material respects and without omission of any material fact;

         (k) all consents and other approvals required or reasonably deemed advisable by United's legal counsel for the transaction will have been obtained; and

         (l) Knockout shall provide United with reasonable assurances that immediately following the Closing of the Merger, Knockout management will be able to close a private placement by United of up to one hundred twenty-seven thousand nine hundred fifty (127,950) Series B Preferred Shares at a price of forty six dollars and eighty-nine point three three cents ($46.8933)_ per share.

WAIVER BY UNITED

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of United and any such condition may be waived in whole or in part by United at or prior to Closing by delivering to Knockout a written waiver to that effect signed by United. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, United shall be released from all obligations under this Agreement.

CONDITIONS PRECEDENT IN FAVOR OF KNOCKOUT

7.3 The obligation of Knockout to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

         (a) all documents or copies of documents required to be executed and delivered to Knockout hereunder will have been so executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by United at or prior to the Closing will have been complied with or performed;

         (c) Knockout shall have completed its review and inspection of the books and records of United and its Subsidiaries and shall be satisfied with same in all material respects;

         (d) United will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to Knockout at the Closing and the Acquisition Shares will be registered on the books of United in the names of the respective holders of Knockout Shares at the Effective Time;

         (e) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

         (f) the Certificate of Merger shall be executed by Merger Sub in form acceptable for filing with the Delaware Secretary of State;

         (g)      subject to Article 8 hereof, there will not have occurred

                  (i) any material adverse change in the financial position or condition of United, its Subsidiaries, their liabilities or the United Assets or any damage, loss or other change in circumstances materially and adversely affecting United, the United Business or the United Assets or United' right to carry on the United Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

                  (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to United or the United Business (whether or not covered by insurance) materially and adversely affecting United, its Subsidiaries, the United Business or the United Assets;

         (h) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

         (i) the option to purchase 250,000 United Common Shares at $.05 per share shall have been exercised;

         (j) the closing of a private placement by Knockout of not less than twenty-five thousand (25,000) Series C Preferred Shares at a price of one hundred dollars ($100) per share;

         (k) Knockout shall be reasonably satisfied that immediately following the Closing of the Merger, Knockout management will be able to close a private placement by United of not less than one hundred twenty-seven thousand nine hundred fifty (127,950) Series B Preferred Shares at a price of forty six dollars and eighty-nine point three three cents ($46.8933)_ per share.

         (l) all information provided by United to Knockout shall be true, complete and correct in all material respects and without omission of any material fact;

         (m) all consents and other approvals required or reasonably deemed advisable by legal counsel of Knockout for the transaction will have been obtained; and

         (n) the undated resignations of all officers and directors of United shall have been tendered; and

         (o) the satisfaction of all liabilities of United on or prior to the Closing Date.

WAIVER BY KNOCKOUT

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Knockout and the Knockout Shareholder and any such condition may be waived in whole or in part by Knockout or the Knockout Shareholder at or prior to the Closing by delivering to United a written waiver to that effect signed by Knockout and the Knockout Shareholder. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Knockout and the Knockout Shareholder shall be released from all obligations under this Agreement.

NATURE OF CONDITIONS PRECEDENT

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

TERMINATION

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before January 22, 2005, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

CONFIDENTIALITY

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Knockout and United and the contents thereof confidential and not utilize nor reveal or release same; provided, however, that United will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of United' filings with the Securities and Exchange Commission. Subject to applicable law, any public announcement relating to the transactions contemplated by this Agreement will be mutually agreed upon and jointly made by Knockout and United. United agrees that it shall not issue a press release, public statement or any other communication about the Merger, this Agreement or anything using the name of George Foreman without the approval of Knockout.

                                    ARTICLE 8
                                      RISK

MATERIAL CHANGE IN THE BUSINESS OF KNOCKOUT

8.1 If any material loss or damage to the Knockout Business occurs prior to Closing and such loss or damage, in United's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, United shall, within two (2) days following any such loss or damage, by notice in writing to Knockout, at its option, either:

         (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

         (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to United's obligations to carry out the transactions contemplated hereby, be vested in Knockout or otherwise adequately secured to the satisfaction of United on or before the Closing Date.

MATERIAL CHANGE IN THE UNITED BUSINESS

8.2 If any material loss or damage to the United Business occurs prior to Closing and such loss or damage, in Knockout's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Knockout shall, within two (2) days following any such loss or damage, by notice in writing to United, at its option, either:

         (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

         (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Knockout's obligations to carry out the transactions contemplated hereby, be vested in United or otherwise adequately secured to the satisfaction of Knockout on or before the Closing Date.

                                    ARTICLE 9
                                     CLOSING

CLOSING

9.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

DOCUMENTS TO BE DELIVERED BY KNOCKOUT

9.2 On or before the Closing, Knockout will deliver or cause to be delivered to
United:

         (a) the original or certified copies of the charter documents of Knockout;

         (b) all reasonable consents or approvals required to be obtained by Knockout for the purposes of completing the Merger and preserving and maintaining the interests of Knockout under any and all Knockout Material Contracts and in relation to Knockout Assets;

         (c) certified copies of such resolutions of the board of directors and shareholders of Knockout as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

         (d) an acknowledgement from Knockout of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

         (e) Certificate of Designation for Series C Preferred Stock of Knockout filed with the Secretary of State of Delaware;

         (f) documentation evidencing the closing of a private placement by Knockout of not less than twenty-five thousand (25,000) Series C Preferred Shares at a price of one hundred dollars ($100) per share;

         (g)      amendment to Knockout Certificate of Incorporation evidencing
                  4.6 for 1 split of Common Stock of Knockout filed with the Secretary of State of Delaware;

         (h) consents of holders of Series A and B Preferred to conversion of such shares to Common Shares of Knockout;

         (i)      the Certificate of Merger, duly executed by Knockout; and

         (j) such other documents as United may reasonably require to give effect to the terms and intention of this Agreement.

DOCUMENTS TO BE DELIVERED BY UNITED

9.3 On or before the Closing, United shall deliver or cause to be delivered to
Knockout:

         (a) share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Knockout Common Stock;

         (b) certified copies of such resolutions of the directors of United as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

         (c) certified copies of such resolutions of the board of directors and shareholders of Merger Sub as are required to be passed to authorize the execution, delivery and implementation of this Agreement

         (d) an undated resolution of the directors of United appointing the nominees of Knockout as officers of United;

         (e)      undated resignations of all officers of United;

         (f) an undated resolution of the directors of United appointing the nominees of the Knockout shareholders listed below in
                  Article 10 to the board of directors of United;

         (g)      undated resignations of all directors of United;

         (h) an acknowledgement from United of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

         (i)      the Certificate of Merger, duly executed by the Merger Sub;

         (j) Certificates of Designation of Series A and Series B Preferred Stock of United filed with the Secretary of State of Delaware; and

         (k) such other documents as Knockout may reasonably require to give effect to the terms and intention of this Agreement.


                                   ARTICLE 10
                              POST-CLOSING MATTERS

         Forthwith after the Closing, United and the Knockout agree to use all their best efforts to:

         (a) file the Certificate of Merger with Secretary of State of the State of Delaware;

         (b)      issue a news release reporting the Closing;

         (c) file a preliminary Schedule 14C Information Statement with SEC; mail definitive copies of such Information Statement to United shareholders; file definitive copies of such Information Statement with the SEC and have a majority of United shareholders approve (i) an increase in the authorized Common Shares of United sufficient to convert all United Preferred Shares into United Common Shares pursuant to the applicable Certificates of Designation for such Preferred Shares and (ii) a one for four reverse stock split of United Common Shares so that each four United Common Share outstanding after the conversion of all United Preferred Shares to Common Shares will become one United Common Share, all within the time frames prescribed by applicable SEC rules.

         (d) date the resolutions having all but one director of United resign and the resolutions appointing one Knockout nominee to United's Board of Directors; file Form 14F 1 with SEC disclosing the proposed change of majority of the Board and mail Form 14F 1 to United's shareholders and, 10 days after such filing, date the resolutions appointing to the board of directors of United the nominees of Knockout, and forthwith date and accept the resignation of the remaining nominees of United as directors of United;

         (e) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and, not more than 75 days following the Closing Date, to file an amended Form 8-K which includes audited financial statements of Knockout as well as pro forma financial information of Knockout and United as required by Regulation SB as promulgated by the SEC;

         (f) file reports on Forms 13D and 3 with the SEC disclosing the acquisition of the Acquisition Shares as may be required;

         (g) take such steps are required to change the name of United to "Knockout Holdings, Inc." or such similar name as may be acceptable to the board of directors of United; and

         (h) file Form D with SEC and the requisite blue sky notices for Acquisition Shares.


                                   ARTICLE 11
                               GENERAL PROVISIONS

ARBITRATION

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

NOTICE

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

ADDRESSES FOR SERVICE

11.3 The address for service of notice of each of the parties hereto is as follows:

(a) United or Merger Sub:

                  United Network Marketing Services, Inc.
                  750 Third Avenue
                  New York, NY 10017
                  Attn:  Alan Gelband
                  Phone:  (212) 688-2808
                  Facsimile: (212) 370-1692

(b) Knockout:

                  The Knockout Group, Inc.
                  100 W. Whitehall Avenue
                  Northlake, IL 60164
                  Attn:  John Bellamy
                  Phone:  (708) 273-6900
                  Facsimile:  (708) 273-6901

           with copies to:

                  Gregory Sichenzia, Esq.
                  Sichenzia Ross Friedman & Ferrence LLP
                  1065 Avenue of the Americas
                  New York, NY 10018
                  Phone:  (212) 930-9700
                  Facsimile:  (212) 930-9725


CHANGE OF ADDRESS

11.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

FURTHER ASSURANCES

11.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

TIME OF THE ESSENCE

11.6 Time is expressly declared to be the essence of this Agreement.

ENTIRE AGREEMENT

11.7 The provisions contained herein constitute the entire agreement among Knockout, Merger Sub and United respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Knockout, Merger Sub and United with respect to the subject matter hereof.

ENUREMENT

11.8 This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

ASSIGNMENT

11.9 This Agreement is not assignable without the prior written consent of the parties hereto.

COUNTERPARTS

11.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

APPLICABLE LAW

11.11    This Agreement is subject to the laws of the State of New York.

EXPENSES

11.12 Knockout will bear its own expenses and costs of the transactions contemplated by this Agreement, including, but not limited to, the fees of attorneys and financial advisors, and the first $20,000 of United's expenses, and the shareholders of United will pay the expenses and costs of United over $20,000 pursuant to the Agreement contained in Schedule "Y" hereto. Knockout will pay such United expenses within five business days of receipt of invoice for payment.

BREAK-UP FEE

11.13 During a period from the date hereof until January 22, 2005, each party hereto shall not solicit any other merger and/or acquisition offer and/or change of control arrangement without the prior written consent of the other party. In the event that either party terminates this Agreement through accepting another unsolicited proposal for a merger and/or acquisition offer and/or change of control, it shall pay the other party a five hundred thousand dollar ($500,000) break-up fee upon closing of the other such transaction.


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



IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                        UNITED NETWORK MARKETING SERVICES, INC.



                        By: /s/ Kenneth Levy
                            -------------------------------------
                            Kenneth Levy
                            President


                        KNOCKOUT ACQUISITION CORP.



                        By: Alan Gelband
                            -------------------------------------
                            Alan Gelband
                            President


                        THE KNOCKOUT GROUP, INC.


                        By:  /s/ Oscar Turner
                             -------------------------------------
                             Oscar Turner
                             Chief Financial Officer and Treasurer